                                                                    EXHIBIT 2.20



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                     AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JULY 10, 1998

                                     AMONG

                        WORK INTERNATIONAL CORPORATION,


                             1296209 ONTARIO INC.,


                         TOSI PLACEMENT SERVICES INC.

                                      AND

                              THE STOCKHOLDERS OF

                            1165091 ONTARIO LIMITED



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

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of July 10, 1998, among WORK INTERNATIONAL CORPORATION, a Texas corporation ("WORK"), 1296209 ONTARIO INC., an Ontario corporation and a wholly owned subsidiary of WORK ("Newco"), TOSI PLACEMENT SERVICES INC., an Ontario corporation (the "Company"), and the persons listed on the signature pages of this Agreement under the caption "Stockholders" (collectively, the "Stockholders," and each of them, individually, a "Stockholder").

                            PRELIMINARY STATEMENTS

     The parties to this Agreement wish to effect a business combination pursuant to which:

                (i) the Stockholders, who own 100% of the Capital Stock (as such term is hereinafter defined) of 1165091 Ontario Limited, an Ontario corporation which owns all the Capital Stock of the Company ("116 Limited"), will cause 116 Limited to amalgamate with the Company;

                (ii) Newco will amalgamate with the Company on the terms and subject to the conditions of this Agreement;

                (iii) WORK, via mergers involving other WORK subsidiaries, will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, WORK and other subsidiaries of WORK (collectively, the "Other Agreements");

                (iv) WORK will effect a public offering of shares of its common stock; and

                (v) the Stockholders will receive the Merger Consideration (as such term is hereinafter defined).

     The respective boards of directors of WORK, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.   Certain Defined Terms.   As used in this Agreement, the
following terms have the meanings assigned to them below in this Section 1.01:

          "Adjustment Date" means (a) if the Closing occurs on or before the twentieth day of a month, the last day of the second month preceding the date of the Closing and (b) if the Closing occurs after the twentieth day, and on or before the last day, of a month, the last day of the month preceding the date of the Closing.

          "Agreement" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

          "Amalgamation" means the amalgamation of Newco and the Company pursuant to the provisions of the Business Corporation Act on the terms contained in this Agreement. References in this Agreement and in the Uniform Provisions to the "Merger" shall be deemed to be references to the Amalgamation.

          "Amalco"  has the meaning specified in Section 2.03(b).

          "Business Corporation Act" means the Ontario Business Corporation Act and the Regulations thereto.

          "CDN$" means dollars payable in the national currency of Canada.

          "Ceiling Amount" means at any time CDN$8,554,667.

          "Certificate of Amalgamation" means the articles or certificate of the amalgamated Company, and references in this Agreement or in the Uniform Provisions to the "Certificate of Merger" shall be deemed to be references to the Certificate of Amalgamation.

          "Closing" has the meaning specified in Section 7.01(a).

          "Company Common Stock" means the common stock, no par value, of the Company.

          "Competition Act" means the Competition Act, R.S.C. C-34, and any references in this Agreement or the Uniform Provisions to the HSR Act shall be deemed to be a reference to the Competition Act.

          "Counsel for the Company and the Stockholders" means Lipman, Zener & Waxman.

          "Counsel for WORK and Newco" means Porter & Hedges, L.L.P.

          "Current Balance Sheet" means the unaudited balance sheet of the Company at March 28, 1998, which is included in the Initial Financial Statements.

          "Current Balance Sheet Date" means March 28, 1998.

          "Current Date" means any day during the 20-day period ending on the date of the Closing.

          "Designated Current Liabilities" means current liabilities of the Company with respect to current accrued and current deferred income taxes.

          "Disclosure Statement" means the written statement executed by the Company and each of the Stockholders and delivered to WORK prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to certain of the representations and warranties made by the Company and the Stockholders in this Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

          "Effective Time" has the meaning specified in Section 2.02.

          "GAAP" means generally accepted accounting principles as set forth from time to time in the handbook of the Canadian Institute of Chartered Accountants and any references to GAAP in this Agreement or the Uniform Provisions shall be deemed to be references to Canadian GAAP.

          "Initial Financial Statements" means (a) the audited balance sheets of the Company at December 27, 1997, December 28, 1996, and December 30, 1995, and the related audited statements of income, shareholder's equity and changes in financial position for each of the fifty-two week periods ended on such dates, together with the related audit report of KPMG, and (b) the Current Balance Sheet and the related unaudited statements of income, shareholder's equity and changes in financial position for the thirteen-week period ended on the Current Balance Sheet Date.

          "Initial Calculation Date" means March 28, 1998.

          "Long Term Debt" means indebtedness for borrowed money of the Company with a maturity of one year or more and includes indebtedness incurred under Capital Leases.

          "Majority Stockholders" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

          "Merger" means the Amalgamation, and references to the "Merger" in this Agreement and in the Uniform Provisions shall be deemed to be references to the Amalgamation.

          "Merger Consideration" has the meaning specified in Section 2.04.

          "Newco" means 1296209 Ontario, Inc., an Ontario corporation.

          "New Employment Agreements" means the Employment Agreements entered into as of the date of this Agreement, between the Company and Gilbert Rosen and Harriet Rosen, respectively.

          "Parties" means the parties to this Agreement.

          "Pro Rata Share" means for each Stockholder the fraction expressed as a percentage and set forth in Schedule 2.04, (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder, as set forth in Schedule 2.04, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders, as set forth in Schedule 2.04.

          "Responsible Officer" means Gilbert Rosen.

          "Restricted Period" has the meaning specified in Section 11.02.

          "Staffing Industry" means the business of providing temporary personnel staffing, personnel placement, staff leasing, professional employer organization and training and business solutions.

          "Surviving Corporation" means Amalco.

          "Tax Act" means the Income Tax Act (Canada) as amended from time to time.

          "Territory" has the meaning specified in Section 10.01.

          "Threshold Amount" means 2% of the Ceiling Amount.

          "Transfer Taxes" has the meaning specified in Section 11.07.

          "Uniform Provisions" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

          "WORK" means Work International Corporation, a Texas corporation.

          "WORK Acquisition Candidate" means any Entity engaged in the Staffing Industry and which shall have been called on by any of the Company, WORK or a Subsidiary of the Company or WORK in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

          "Working Capital" means (a) current assets of the Company minus (b) the sum of (i) the product of current liabilities of the Company (other than Designated Current

     Liabilities) multiplied by 1.25 and (ii) the product of the Designated Current Liabilities multiplied by 1.00.

     Section 1.02. Definitions in Uniform Provisions. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be. For purposes hereof, the words "United States" used in the definition of the term "GAAP" in Article I of the Uniform Provisions shall be deemed to say "Canada."

                                  ARTICLE II

                     THE AMALGAMATION AND RELATED MATTERS

     Section 2.01. Certificate of Amalgamation. On the terms and subject to the conditions of this Agreement and the Amalgamation Agreement, Newco and the Company will cause a Certificate of Amalgamation to be duly executed and delivered on or promptly after the date of the Closing to the Ministry of Consumer and Commercial Relations.

     Section 2.02. The Effective Time. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., central time, on the IPO Closing Date.

     Section 2.03. Certain Effects of the Amalgamation. At and as of the Effective Time:

          (a) Newco and TOSI hereby agreed to amalgamate and continue as one corporation under the provisions of the Business Corporation Act upon the terms and conditions hereinafter set out.

          (b) The name of the corporation continuing as a result of the Amalgamation ("Amalco") shall be TOSI Placement Services Inc.

          (c) The registered office of Amalco is 10 King Street East, Suite 1500, Toronto, Ontario, M5C 1C3.

          (d) The authorized capital of Amalco shall consist of an unlimited number of common shares.

          (e) After the Amalgamation, but subject to the rights of Dissenting Shareholders, if any, under section 185 of the Business Corporation Act, no share of Amalco shall be transferred without either:

              (i) the consent of the directors of Amalco expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by all of the directors; or

                (ii) the consent of the holders of the issued and outstanding common shares of Amalco entitled to vote expressed by a resolution passed at a meeting of the shareholders of Amalco or by an instrument or instruments in writing signed by all of the holders of all such shares.

          (f) There shall be no restrictions on the business which Amalco is authorized to carry on.

          (g) The by-laws of Amalco shall, so far as applicable, be the by-laws of Newco until repealed, amended, altered or added to.

          (h) Subject to the provisions of the Business Corporation Act, without limiting the borrowing powers of Amalco as set forth in the Business Corporation Act, the directors of Amalco may, from time to time, with or without the authority of any by-law or the authorization of the shareholders:

                (i) borrow money upon the credit of Amalco, including by way of overdraft;

                (ii) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of Amalco whether secured or unsecured; and

                (iii) charge, mortgage, hypothecate, pledge or otherwise create a security interest in the undertaking or in all or any currently owned or subsequently acquired real or personal, movable or immovable property of Amalco, including book debts, rights, powers and franchises, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantees of any other present or future indebtedness or liability of Amalco.

     The foregoing powers or any of them may be exercised time to time by the directors of Amalco and, subject to the Business Corporation Act, may be delegated from time to time by them to any one or more persons whether or not directors or officers of Amalco with or without the authority of any by-law to that effect.

          (i) The number of directors of Amalco shall be not less than one (1) and note more than ten (10). The number of the first directors, until changed in accordance with the Act, shall be three.

          (j) The first directors of Amalco shall be as set forth on Schedule
     2.03 and shall hold office until the first annual meeting of Amalco or until their successors are elected or appointed.

          (k) The amount to be added to the stated capital account maintained in respect of the common shares of Amalco in connection with the issue of the common shares of

     Amalco pursuant to Section 2.04(b) shall be equal to the stated capital of the issued and outstanding shares of Newco.

     Section 2.04. Effect of the Amalgamation on Capital Stock. As of the Effective Time, as a result of the Amalgamation and without any action on the part of any holder thereof:

          (a) the shares of Capital Stock of the Company issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares the amount of cash and the number of shares of WORK Common Stock set forth or determined as provided in Schedule 2.04 (the "Merger Consideration"); (ii) cease to be outstanding and to exist, and
     (iii) be canceled and retired; and

          (b) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of Amalco, and the shares of Common Stock of Amalco issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of Amalco.

Each holder of a certificate representing shares of Capital Stock of the Company immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

     Section 2.05.   Delivery, Exchange and Payment.

          (a) At or after the Effective Time: (i) each Stockholder, as the holder of certificates representing shares of Capital Stock of the Company, will, on surrender of his certificates to WORK (or any agent which may be appointed by WORK for purposes of this Section 2.05), receive, and WORK will pay and issue to each Stockholder, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate representing Capital Stock of the Company has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of WORK Common Stock, and the right to receive cash, included in the Merger Consideration payable in respect of that certificate pursuant to Section
     2.04. All shares of WORK Common Stock issuable in the Merger will be deemed for all purposes to have been issued by WORK at the Effective Time. All cash included in the Merger Consideration shall be paid, at WORK's option, by (a) WORK's company check or checks, (b) one or more wire transfers to accounts designated by the respective Stockholders at least five Business Days before the IPO Closing Date, or (c) certified or official bank check or checks.

          (b) Each Stockholder will deliver to WORK (or any agent that may be appointed by WORK for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Capital Stock of the Company owned by the Stockholder, duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Capital Stock of the Company delivered by him.

          (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to WORK Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Capital Stock of the Company for which shares of WORK Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, WORK will cause to be paid, to the Person in whose name the certificates representing such shares of WORK Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of WORK Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to
     Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, WORK will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of WORK Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

     Section 2.06. Fractional Shares. Notwithstanding any other provision of this Article II, no fractional shares of WORK Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of WORK Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole dollar) equal to that Person's fractional interest in a share of WORK Common Stock multiplied by $12.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     Each Stockholder, severally as to himself or herself only, represents and warrants to, and agrees with, WORK that the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY AND THE STOCKHOLDERS

     The Company and each Stockholder jointly and severally represent and warrant to, and agree with, WORK that the representations and warranties contained in Article IV of the Uniform

Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF WORK AND NEWCO

     WORK and Newco jointly and severally represent and warrant to, and agree with, the Company and each Stockholder that the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                  ARTICLE VI

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

     Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in
Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE VII

            THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

     Section 7.01.   The Closing and Conditions to Closing.

          (a) The Closing. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act, (A) the execution of a Certificate of Amalgamation meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Amalgamation with the Ministry of Consumer and Commercial Relations, (ii) verify the existence and ownership of the certificates evidencing the Capital Stock of the Company to be exchanged for the Merger Consideration pursuant to
     Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this
     Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as WORK shall specify by written notice to Gilbert Rosen. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Capital Stock of the Company or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Amalgamation will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Capital Stock of the Company in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b).

          (b) Incorporation by Reference. The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                    COVENANTS FOLLOWING THE EFFECTIVE TIME

     From and after the Effective Time, subject to the waiver provisions of
Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                  ARTICLE IX

                                INDEMNIFICATION

     The text of Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                   ARTICLE X

                          LIMITATIONS ON COMPETITION

     Section 10.01. Prohibited Activities. Each Stockholder severally agrees that he will not during the period beginning on the date hereof and ending on the second anniversary of the IPO Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

          (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business in the Staffing Industry in competition with the Company, any Company Subsidiary or WORK or any Subsidiary of WORK (WORK and its Subsidiaries collectively being called "WORK" for purposes of this Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be the area located within 50 miles of the facility, all of such locations being herein collectively called the "Territory");

          (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or WORK with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or WORK, provided that a Stockholder may call on and hire any of his Immediate Family Members;

          (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or WORK within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or WORK within the Territory and (ii) with the knowledge of the customer relationship; or

          (d) call on any WORK Acquisition Candidate, with the knowledge of that Person's status as a WORK Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than WORK.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

     Section 10.02. Damages. Because of the difficulty of measuring economic losses to WORK as a result of any breach by a Stockholder of his covenants in
Section 10.01, and because of the immediate and irreparable damage that could be caused to WORK for which it would have no other adequate remedy, each Stockholder agrees that WORK may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Stockholder if he breaches any of those provisions.

     Section 10.03. Reasonable Restraint.  The Parties each agree that Sections
10.01 and 10.02 impose a reasonable restraint on the Stockholders in light of the activities and business of WORK on the date hereof, the current business plans of WORK and the investment by each Stockholder in WORK as a result of the Merger.

     Section 10.04. Severability; Reformation. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Stockholder, the Parties, including the Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

     Section 10.05. Independent Covenant. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against WORK, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by WORK of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

     Section 10.06. Materiality. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                  ARTICLE XI

                              GENERAL PROVISIONS

     Section 11.01.  Treatment of Confidential Information.

          (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and WORK and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of WORK will not disclose such Confidential Information to any Person except (a) Representatives of WORK, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder,
     (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause
     (ii), each Stockholder shall, if possible, give prior written notice thereof to WORK and provide WORK with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 11.01 with respect to any Confidential Information, WORK shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting WORK from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to WORK for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that WORK may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

          (c) The obligations of WORK set forth in Section 6.01(d) are incorporated in this Section 11.01 by this reference.

          (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.

     Section 11.02.  Restrictions on Transfers of WORK Common Stock.

          (a) During the one-year period ending on the first anniversary of the IPO Closing Date (the "Restricted Period"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of WORK Common Stock received by any Stockholder in the Merger or (B) any interest in (including any option to buy or sell) any such shares of WORK Common Stock, in whole or in part, and WORK will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of WORK Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of WORK Common Stock acquired pursuant to Section
     2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); provided, however, that this Section 11.02 shall not restrict any transfer of WORK Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the WORK Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below:

          EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE

          OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE PERIOD ENDING ON [DATE THAT IS THE FIRST ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

          (b) Each Stockholder, severally and not jointly with any other Person,
     (i) acknowledges that the shares of WORK Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of WORK Common Stock, and
     (ii) covenants that none of the shares of WORK Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of WORK Common Stock issued pursuant to Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

     In addition, certificates evidencing shares of WORK Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by
     (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

     Section 11.03. Brokers and Agents. The Stockholders jointly and severally represent and warrant to WORK that the Company is not directly or indirectly obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify WORK against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

     Section 11.04. Assignment; No Third Party Beneficiaries. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of WORK, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

     Section 11.05. Entire Agreement; Amendment; Waivers. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and WORK. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

     Section 11.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

     Section 11.07. Expenses. Whether or not the transactions contemplated hereby are consummated, (a) WORK will pay the fees, expenses and disbursements of WORK and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by WORK and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) WORK will pay up to a maximum of $25,000 in the aggregate of the fees, expenses and disbursements of Bracewell and Patterson, L.L.P., counsel to the Founding Companies, incurred in connection with the subject matter of this Agreement, and
(c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, WORK or Amalco, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

     Section 11.08. Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below

(or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                (i)  if to WORK or Newco, addressed to it at:

                     Work International Corporation
                     700 Louisiana, Suite 3900
                     Houston, Texas 77002
                     Attn.:  Monte R. Stephens
                             Vice President and Chief Acquisitions Officer
                     Telecopy No.: (713) 225-6104

          with copies (which shall not constitute notice for purposes of this Agreement) to:

                     Porter & Hedges, L.L.P.
                     700 Louisiana, 35th Floor
                     Houston, Texas 77002-2764
                     Attn:  William W. Wiggins, Jr.
                     Telecopy No.: (713) 228-4935

                (ii) if to the Stockholders, addressed to them at their respective addresses set forth in Schedule 2.04; and

                (iii) if to the Company, addressed to it at:

                      10 King Street East, Suite 1500
                      Toronto, Ontario M5C 1C3
                      CANADA
                      Attn:  President
                      Telecopy No.:  (416) 362-7414

          with copies (which shall not constitute notice for purposes of this Agreement) to:

                      Lipman, Zener & Waxman
                      1220 Eglinton Ave. W.
                      Toronto, Ontario  M6C 2E3
                      CANADA
                      Attn:  Allan Lipman
                      Telecopy No.:  (416) 789-9015

     SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE [PROVINCE OF ONTARIO] WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS

PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

     Section 11.10. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

     Section 11.11. Time. Time is of the essence in the performance of this Agreement in all respects.

     Section 11.12. Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 11.13.  Remedies Cumulative.  Except as otherwise provided in
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     Section 11.14. Respecting the IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither WORK or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that WORK will use its reasonable best efforts to cause the Registration Statement to become effective prior to September 30,
1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to WORK or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement except for written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement.

     Section 11.15.  Consents.

          (a) The Stockholders, as the owners and holders of all the Capital Stock of the Company, hereby consent to and approve the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 174, 175, and 176 of the Business Corporation Act.

          (b) WORK hereby consents to and approves the Merger and the plan of merger contemplated by this Agreement pursuant to Sections 174, 175, and 176 of the Business Corporation Act.

     Section 11.16. Repayment of Obligations. On or before the IPO Closing Date, each of the Stockholders shall repay the entire unpaid amount of all notes, advances and other payment obligations owed by such Stockholder to the Company.

     Section 11.17. Litigation Matters. The Stockholders covenant and agree that they, jointly and severally, will indemnify each WORK Indemnified Party against, and hold each WORK Indemnified Party harmless from and in respect of, all Damages that arise from, are based on or relate or otherwise are attributable to the litigation described in Section 4.12 of the Disclosure Statement, to the same extent as if such matters were WORK Indemnified Losses except that such indemnification shall be without regard to the Threshold Amount limitation on indemnification contained in the first sentence of Section 9.06(a).

     Section 11.18.  Guaranty of Certain Obligations.   Gilbert Rosen and
Harriet Rosen hereby agree that they shall be liable for, and obligated to perform, each representation, warranty, covenant, indemnity obligation and each other agreement and undertaking hereunder of Deborah Gilbert and Rachel Rosen. The obligations hereunder of Gilbert Rosen and Harriet Rosen shall in all respects be joint and several, and any right or obligation which any Party would be entitled to enforce against either such Person may be enforced directly against the other.

     Section 11.19. 116 Limited Amalgamation. The Stockholders own 100% of the Capital Stock of 116 Limited. 116 Limited is a holding company which owns 100% of the Capital Stock of the Company but has no other assets or operations and has no liabilities. On or before the date of the Closing, the Stockholders covenant and agree to cause 116 Limited to amalgamate with the Company with the result that the Stockholders will own 100% of the Capital Stock of the Company in accordance with the information contained in Schedules 2.04 and 3.02. All the representations, warranties, covenants and agreements contained herein, in the Uniform Provisions, the Schedules and the Disclosure Statement have been made on the basis that the amalgamation by 116 Limited with the Company, has been accomplished, and the Stockholders undertake and agree to cause that amalgamation to occur as herein set forth.

                                  ARTICLE XII

                                  TERMINATION

     Section 12.01.  Termination of This Agreement.

          (a) This Agreement may be terminated at any time prior to the Closing solely:

                (i) by the mutual written consent of WORK and the Company;

                (ii) by the Majority Stockholders or the Company, on the one hand, or by WORK, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date; provided, however, that the date September 30, 1998, set forth above shall be extended to October 31, 1998, unless, on or before September 15, 1998, Founding Companies which are to receive a majority of the initial merger consideration (valuing shares of WORK Common Stock at $12 per share) to be received by all the Founding Companies on the IPO Closing Date notify WORK that they have elected not to extend such date beyond September 30, 1998;

                (iii) by the Majority Stockholders or the Company, on the one hand, or by WORK, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein and such breach or default continues for fifteen days after written notice from the Majority Stockholders or the Company, on the one hand, or from WORK on the other hand; or

                (iv) by WORK if it is entitled to do so as provided in Section 6.06.

          (b) This Agreement may be terminated after the Closing solely:

                (i) by WORK or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

     Section 12.02. Liabilities in Event of Termination. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, or (b) to the extent that such liability is based on the breach by that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.



                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              WORK INTERNATIONAL CORPORATION


                              By: /s/  Monte R. Stephens
                                  -------------------------
                                  Monte R. Stephens, Vice President and
                                  Chief Acquisitions Officer

                              1296209 ONTARIO INC.


                              By: /s/  Monte R. Stephens
                                  -------------------------
                                  Monte R. Stephens, President and
                                  Chief Acquisitions Officer

                              TOSI PLACEMENT SERVICES INC.


                              By: /s/  Gilbert Rosen
                                  -------------------------
                                  Gilbert Rosen, President

                              STOCKHOLDERS:


                               /s/  Gilbert Rosen
                              -----------------------------
                              Gilbert Rosen


                               /s/  Harriet Rosen
                              -----------------------------
                              Harriet Rosen


                               /s/  Deborah Gilbert
                              -----------------------------
                              Deborah Gilbert


                               /s/  Rachel Rosen
                              -----------------------------
                              Rachel Rosen

                                  ADDENDUM 1
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

     B.   The Founding Companies are:

          1.   Absolutely Professional Staffing, Inc.
          2.   Botal Associates, Inc.
          3.   AIM Staffing, Inc.
          4.   Access Staffing, Inc.
          5.   Benetemps, Inc.
          6.   The Burnett Companies Consolidated, Inc.
          7.   Contract Health Professionals Inc.
          8.   Core Personnel, Inc.
          9.   Core Personnel of Arlington, Inc.
          10.  CoreLink Staffing Services, Inc.
          11.  Law Pros Legal Placement Services, Inc.
          12.  Law Resources, Inc.
          13.  Professional Consulting Network, Inc.
          14.  Smith Hanley Associates, Inc.
          15.  Smith Hanley Consulting Group, Inc.
          16.  Sparks Personnel Services, Inc.
          17.  Sparks Associates, Inc.
          18.  Customer Care Solutions, LLC
          19.  Task Management, Inc.
          20.  TOSI Placement Services Inc.
          21.  WSi Personnel Services, Inc.

                                 SCHEDULE 2.03
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

     B. The directors of Amalco immediately after the Effective Time are as follows:

                Samuel Sacco
                B. Garfield French
                Gilbert Rosen

     C. The officers of Amalco immediately following the Effective Time are as follows:

          President                                   Gilbert Rosen
          Vice President                              Harriet Rosen
          Vice President                              Ramona Baillie
          Controller                                  Barbara Allen
          Vice President and Assistant Secretary      Monte R. Stephens
          Vice President and Assistant Secretary      Mark F. Walz

                                 SCHEDULE 2.04
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

     B.   The name and address of each Stockholder are as follows:


              Name                               Address
             ------                             ---------

          Gilbert Rosen                34 Montclair Avenue
                                       Toronto, Ontario M4V 1W1
                                       CANADA
          Harriet Rosen                34 Montclair Avenue
                                       Toronto, Ontario M4V 1W1
                                       CANADA
          Deborah Gilbert              5928 East Sandra Terrace
                                       Scottsdale, AZ USA 85254
          Rachel Rosen                 135 West 16 Street, No. 28
                                       New York, NY 10011

     C. The aggregate Merger Consideration shall be comprised of (i) an amount of cash equal to CDN$2,000,000, as adjusted pursuant to paragraph D below, and
(ii) 382,356 shares of WORK Common Stock, which shall be payable and issuable to the Stockholders as follows:

          (a) the 500 Company Class A Special Shares and 1,000 Class B Special Shares held by Harriet Rosen immediately prior to the Effective Time will be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares the amount of cash equal to CDN $1,000,000, plus 50% of any positive adjustment, and minus 50% of any negative adjustment, to the cash portion of the Merger Consideration to be made pursuant to paragraph D below;

          (b) the 500 Company Class A Special Shares and 1,000 Class B Special Shares held by Gilbert Rosen immediately prior to the Effective Time will be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares the amount of cash equal to CDN $1,000,000, plus 50% of any positive adjustment, and minus 50% of any negative adjustment, to the cash portion of the Merger Consideration to be made pursuant to paragraph D below; and

          (c) the 50 shares of Capital Stock of the Company held by each of Deborah Gilbert and Rachel Rosen immediately prior to the Effective Time will be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, 191,178 shares of WORK Common Stock, being 50% each of the WORK Common Stock which constitutes a portion of the Merger Consideration.

     D. The cash portion of the Merger Consideration will be subject to adjustment based upon changes in Working Capital and Long Term Debt between the Initial Calculation Date and the Adjustment Date as follows: (i) the cash portion of the Merger Consideration will be increased for any positive change, and decreased for any negative change, in the Company's Working Capital between the Initial Calculation Date and the Adjustment Date and (ii) the cash portion of the Merger Consideration will be increased for any decrease, and decreased for any increase, in the amount of Long Term Debt, between the Initial Calculation Date and the Adjustment Date.

     E.   The Pro Rata Shares of the Stockholders are as follows:

                                               Pro Rata
                    Name                        Share
                    ----                       --------

                Gilbert Rosen                    25%
                Hamet Rosen                      25%
                Deborah Gilbert                  25%
                Rachel Rosen                     25%
                                                ----
                                                100%

                                 SCHEDULE 3.01
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

     B. Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a).

                                 SCHEDULE 3.02
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

     B.   The following table sets forth the ownership of the Company's Capital
Stock:

                                                                  NUMBER OF
               NAME                     CLASS                    SHARES OWNED
               ----                     -----                    ------------

          Deborah Gilbert          Common                             50
          Rachel Rosen             Common                             50
          Gilbert Rosen            Class A Special Shares            500
          Harriet Rosen            Class A Special Shares            500
          Gilbert Rosen            Class B Special Shares          1,000
          Harriet Rosen            Class B Special Shares          1,000


     C.   No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                 SCHEDULE 3.07
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

     B. The Stockholders are, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

          None.

                                 SCHEDULE 4.07
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.07 are used herein as therein defined.

     B. Set forth below are the authorized Capital Stock of the Company, the number of shares of Capital Stock of each class or series which are issued and now outstanding, whether any shares of Capital Stock of the Company are held by the Company as treasury shares, and whether any Derivative Securities of the Company are outstanding:

                                            No. of Shares                     No. of Derivative
                            No. of Shares    Issued and     No. of Treasury        Shares
Class                        Authorized      Outstanding        Shares           Outstanding
-----                       -------------   -------------   ---------------   -----------------
Common Shares                 1,000,000          100            None               None

Class A Special Shares        1,000,000        1,000            None               None

Class B Special Shares        1,000,000        2,000            None               None

                                 SCHEDULE 4.11
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

     B. The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

          The New Employment Agreements.

                                 SCHEDULE 4.28
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.28 are used herein as therein defined.

     B. The Company has not made, and there is not now in effect, an election with the IRS to be taxed as an S corporation within the meaning of Section 1361 of the Code.

                                 SCHEDULE 6.02
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.02 are used herein as therein defined.

     B.   No exception is taken to the covenants contained in Section 6.02.

                                 SCHEDULE 6.03
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

     B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

          None.

                                 SCHEDULE 6.10
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.10 are used herein as therein defined.

     B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to WORK to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

          None

                                 SCHEDULE 8.04
                                    to the
                     Agreement and Plan of Reorganization
                           dated as of July 10, 1998
                                     among
                        Work International Corporation
                             1296209 Ontario Inc.
                         TOSI Placement Services Inc.
                                      and
                        the Stockholders Named Therein


     A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.04 are used herein as therein defined.

     B. At or within 120 days following the Effective Time, WORK will cause the following Stockholder Guarantees to be terminated:

          None.